EXHIBIT 21.1

List of Subsidiaries

SUBSIDIARY	STATE OR OTHER JURISDICTION OF ORGANIZATION
DOMESTIC SUBSIDIARIES
Advanced Medicine East, Inc.	Delaware
INTERNATIONAL SUBSIDIARIES
Theravance UK Limited	United Kingdom